                               DEALER AGREEMENT



AGREEMENT made effective as of the 28th day of February, 1997, between ROLLS-ROYCE MOTOR CARS INC., a Delaware Corporation, Post Office Box 476, 120 Chubb Avenue, Lyndhurst, New Jersey 07071 (the "Company"), and 140 East Ridgewood Avenue, Paramus, New Jersey 07652

                             SCOTTSDALE AUDI, LTD.

                                                                   ("Dealer").

      WHEREAS, the Company is the sole authorized importer into the United States of new Rolls-Royce and Bentley motor cars; and

      WHEREAS, Dealer has expressed a desire to engage in the retail sale and service of new Rolls-Royce and Bentley motor cars; and

      WHEREAS, the Company has agreed to appoint Dealer to act as such, but only on the terms and conditions set forth in this Agreement; and

      WHEREAS, the parties recognize that the relationship between them can be enduring and successful only if both parties conduct themselves in accordance with the following declaration of purpose and principle:

(a) The names and marks "Rolls-Royce" and "Bentley" and the other tradenames, trademarks and service marks collectively hereinafter defined as the "Trademarks" have been universally recognized symbols of excellence for many years. Consumers who purchase Rolls-Royce and Bentley motor cars from authorized dealers, and have their motor cars serviced by authorized establishments bearing the Trademarks, correctly expect superior products and service in all respects. Dealer pledges to conduct itself in a manner which assures the greatest possible satisfaction to consumers, wherever located.

(b) It is essential that the integrity of the Trademarks under which Rolls-Royce and Bentley motor cars are sold and serviced be upheld by Dealer and that Dealer not engage in any act or practice which might tarnish or impair the outstanding reputation Rolls-Royce and Bentley motor cars enjoy in the automotive world.

(c) The Company has the right and obligation to formulate and implement sales, service, parts, marketing and related standards and policies which serve the interests of all consumers and dealers and to which all dealers must adhere. These standards and policies are set forth in Sections 8, 9, 10, 11 and 13 of Exhibit A Attached hereto.

(d) To all the above ends, the parties affirm that the relationship between them must be courteous, cooperative and amicable at all times and in every respect.


      NOW, THEREFORE, in consideration of the agreements herein contained, the Company and the Dealer agree as follows:

      (I) The Company appoints Dealer as an authorized Rolls-Royce and Bentley dealer for the period commencing on the above date and ending on September 30, 1997, or on any earlier date upon which termination of this Agreement may become effective (the "term of this Agreement"), and Dealer accepts this appointment. Such appointment shall apply only to Dealer's showroom and facilities located at:

             6725 E. McDowell Road
             Scottsdale, Arizona 85257-3103

and to no other location.

      (II) Dealer will develop the retail sale of Rolls-Royce and Bentley motor cars to the maximum potential pursuant to guidelines set forth in the Company's Sales Goal Letter as it may be amended from time to time in the following territory:

             Phoenix ADI (see Paragraph IV)

      (III) Dealer represents that it is currently an authorized dealer in the following makes of motor vehicles:

             Jaguar, Aston Martin, Porsche, Audi

Dealer agrees to notify the Company in writing of any change in such list within thirty (30) days of any such change. Any such notice shall be addressed to the attention of the Company's legal department.

      (IV) Dealer agrees to the following additional provisions:

             This agreement to be superseded upon issuance by the Company of a revised form of Dealer Agreement, including new definition of territory.

      (V) The foregoing appointment and acceptance are subject in all respects to the provisions of the Rolls-Royce Motor Cars Inc. Terms and Conditions of Dealer Agreement annexed hereto as Exhibit A.

      By their signatures hereto, the parties agree that they have read and understand this Agreement, including the Rolls-Royce Motor Cars Inc. Terms and Conditions of Dealer Agreement annexed hereto as Exhibit A and incorporated herein, are committed to its purposes and principles and agree to abide by all of its terms and conditions, in good faith for their mutual benefit. This Agreement shall not become effective for any purpose until signed by Dealer and countersigned below by the President of the Company.



                                    SCOTTSDALE AUDI, LTD.



                                    By: /s/ Steven Knappenberger
                                       ----------------------------------------
                                    Name and Title: Steven Knappenberger,
                                    Chairman



                                    ROLLS-ROYCE MOTORS CARS INC.

                                    By:
                                       ----------------------------------------

                                    Title:  President

                                                                   EXHIBIT "A"

                          ROLLS-ROYCE MOTOR CARS INC.

                   TERMS AND CONDITIONS OF DEALER AGREEMENT



1.    DEFINITIONS.

      As used in this Exhibit A and the foregoing Dealer Agreement:

      (a) "This Agreement" means this Exhibit A and the Rolls-Royce Motor Cars Inc. Dealer Agreement to which this Exhibit A is annexed.

      (b) "Manufacturer" means Rolls-Royce Motor Cars Limited, Pym's Lane, Crewe, Cheshire, England.

      (c) "Motor cars" means complete motor cars made by Manufacturer which bear any of the Trademarks.

      (d) "Products" means Motor cars and new and remanufactured assemblies, parts, tools, accessories and overhaul and maintenance equipment therefor, all as supplied by the Company.

      (e) "Company's Warranty" means the written warranty or warranties in use by Company for Products from time to time.

      (f) "Trademarks" means the trademarks, tradenames and service marks which the Company and the Manufacturer either own or are licensed to use from time to time, including, but not limited to the following:

U.S. Reg. No.                            U.S. Reg. No.
-------------                            -------------
ROLLS-ROYCE                 325,316      SILVER SHADOW                 831,345
ROLLS-ROYCE               1,257,391      SILVER CLOUD                  832,105
ROLLS-ROYCE                 912,848      PHANTOM                       856,912
ROLLS-RR-ROYCE design       197,089      SILVER SPIRIT               1,124,699
ROLLS-RR-ROYCE design     1,160,411      SILVER SPUR                 1,251,086
ROLLS-RR-ROYCE design     1,275,757      CAMARGUE                    1,045,862

Rolls-Royce radiator                     CORNICHE                    1,021,031
grille design             1,063,799      BENTLEY                       645,703
SILVER WRAITH             1,082,440      Bentley radiator
SILVER WRAITH             1,067,641        grille design             1,246,990
ROLLS                     1,185,662      "B" and design              1,093,195

                                         "B" and design                363,400
"Flying Lady" hood          850,902      "B" and design                344,524
ornament design
FLYING LADY               1,150,352      MULSANNE                    1,238,195
SPIRIT OF ECSTASY         1,150,353      TURBO R                     1,557,852
SILVER GHOST              1,067,640      BENTLEY EIGHT               1,551,811
Interlinked "RR" design     343,053      The Rolls-Royce Motor
                                           Cars Royal Warrant
Interlinked "RR" design     344,372


2.    OBLIGATIONS OF DEALER.

      (a) Dealer acknowledges an obligation to maintain the high standards associated with the Trademarks, to safeguard the interests of the Company and the owners of the Trademarks and to refrain from any conduct which would lessen the prestige of the Trademarks. Dealer acknowledges also an obligation to give high quality, timely and effective service at rates reasonable for Dealer's market area to every owner of a Motor car regardless of the place and time of purchase of the Motor car.

      (b) The Company is entering into this Agreement in reliance upon the representations, warranties and agreements of Dealer that (i) the persons who on the date of this Agreement participate in the ownership of Dealer will be the only persons who have any interest, of record or beneficially, in Dealer;
(ii) no other person, firm or corporation has or will have any right, option or privilege under any circumstances to acquire any interest, of record or beneficially, in Dealer; (iii) Dealer shall complete Exhibit B bearing the date of this Agreement setting forth the names, addresses and ownership interests of all persons with ownership interests in Dealer and identifying each person having authority and responsibility for the management of Dealer's business; (iv) Dealer will provide written notice to the Company not less than sixty (60) days prior to any contemplated change in the ownership or interest in Dealer, or in the identities of the persons who have authority and responsibility for the management of Dealer's business and will not enter into any agreement to effect any such change without the prior written approval of the Company; and (v) Dealer will obtain and maintain all licenses, permits and approvals required by the state and locality in which Dealer is located.

3.    SALES OF PRODUCTS.

      (a) The Company will sell Products to Dealer. Dealer shall purchase all Products, other than tools and overhaul and maintenance equipment, for resale to end users.

      (b) The Company may sell Products to any person, firm or corporation in North or South America. In the event that the Company sells a new Motor car to anyone other than one of the Company's authorized dealers, the Company will (except in the case of sales to its officers, employees, or representatives for their personal use) credit one commission to one of its authorized dealers. Such commission shall be in an amount to be determined by the Company in accordance with Company policy as amended from time to time. The Company shall in its sole discretion determine the dealer who should receive this commission, having in mind the place of sale, the location of the Motor car purchased, and any contact its dealers may have had with the customer prior to such sale.

      (c) In no event shall Dealer sell new Motor cars to any purchaser whose permanent residence is outside the United States.

4.    PAYMENT FOR PRODUCTS.

      (a) The Company will sell Products to Dealer at such prices as may be announced from time to time by the Company. Product prices shall be based upon the suggested retail selling price less a discount allowed to Dealer (except in the case of tools and overhaul and maintenance equipment).

      (b) Dealer agrees to pay in addition any reasonable charge by the Company for the preparation of a Motor car, if any, including warehousing, handling for distribution and delivery, plus a sum equivalent to any tax imposed by any law of the United States, or any state, municipality or other taxing authority, on the manufacture, ownership, distribution, use or sale of any Motor car if the same is not included in the price payable to the Company by Dealer, plus a market promotion contributed as provided in Section 13 hereof in an amount to be determined from time to time by the Company. The Company will keep Dealer informed of any changes or additions made from time to time in suggested United States retail prices, discount schedules and market promotion contributions, and the Company reserves the right to change such prices, discounts and contributions from time to time, upon notice to Dealer to that effect, by telegram, facsimile or letter, but no change in amounts charged to Dealer shall apply to Products which have been delivered to Dealer prior to the effective date of such change.

      (c) The Company agrees to grant special allowances for demonstrator Motor cars according to the Company's demonstrator policy in effect from time to time.

      (d) The Company may require Dealer to pay a deposit of a minimum of five percent (5%) of the suggested retail price in effect at time of order for each Motor car ordered by Dealer. Payment of the balance for Motor cars, or of the full purchase price for all other Products, shall be made by Dealer prior to delivery, by cash, bank or certified check, by irrevocable and confirmed bankers' media, or by such other means as may be agreed upon between the parties. The amount of such payment shall include any additional charges payable under the foregoing Subsection 4(b).

      (e) Dealer agrees at all times to obtain, maintain and increase as the Company may require, adequate flooring and lines of credit from reputable financial institutions or other credit sources approved by the Company.

      (f) Should Dealer fail to pay for, or fail to comply with any agreed financing arrangement in respect of, any Motor cars which have been ordered by Dealer upon notice by the Company that such Motor cars are ready for delivery to Dealer, the Company may: (i) cause the Motor cars to be stored at the risk and expense of Dealer; (ii) cause the Motor cars to be shipped elsewhere (including return to the Company or Manufacturer), and Dealer shall pay to the Company promptly upon demand the expense sustained by the Company or Manufacturer for storing, handling and shipping occasioned thereby; or (iii) sell the Motor cars directly to any other person, firm or corporation without obligation to pay any sum to Dealer. Dealer agrees that in the event of any such non-payment or failure the Company shall be entitled to set off any deposit paid in respect of the Motor cars involved against any claims the Company may then or thereafter have against Dealer. The Company may exercise all remedies it may have by law as an unpaid seller, whether or not such rights are referred to above.

      (g) Products other than Motor cars shall be billed to Dealer's parts account with the Company. If Dealer fails to pay amounts due and owing to the Company as set forth on Dealer's statement of account within thirty (30) days after receipt of a statement of account from the Company, the Company may require Dealer to order Products other than Motor cars on a cash basis only until Dealer pays to the Company all amounts due and owing to the Company.

      (h) Where erroneous payments or credits by the Company are found to have been made to Dealer or Dealer's employees, either directly or through Dealer's parts account, Dealer agrees that the Company shall have the right to charge such erroneous payments or credits against Dealer's parts account.

      (i) Dealer shall execute and deliver, and shall where appropriate cooperate with the Company in causing to be filed with the appropriate authorities, any and all statements and documents required or permitted by the Uniform Commercial Code and any other local laws for the protection of an unpaid seller.

      (j) The Company shall at all times have the right to retain or retake possession of Products until paid in full therefor. The cost of such retention or repossession shall be paid by Dealer.

      (k) In the event that the Company shall commence an action against Dealer to collect the purchase price, or to recover possession, of Products or otherwise to exercise its rights as an unpaid seller, the Company shall be entitled to recover the expenses of any such action, including costs and reasonable attorneys' fees.

5.    ORDERS AND REPORTS FROM DEALER.

      The Company requires information provided by its dealers to develop composite statistics which are used to assess Dealer's progress in meeting its obligations hereunder; to provide a basis for recommendations which the Company may make from time to time to assist Dealer in improving its operations; to evaluate market conditions and the collective progress of all of the Company's dealers; and to plan its operations and strategies. It is necessary, therefore, that dealers provide information to the Company which is clear and accurate and based upon generally accepted accounting principles. Dealer acknowledges that the Company must rely upon such information and agrees to use its best efforts to insure that such information is accurate.

      (a) Dealer shall furnish to the Company a report at 14-day intervals as specified by the Company showing new and used Motor cars delivered to customers (including customer names and addresses and the dates of delivery), and such other reports as the Company may reasonably require from time to time.

      (b) Dealer shall provide to the Company by the 15th day of each month a complete monthly financial statement, including balance sheet and profit and loss statement, certified as accurate by Dealer's chief executive or financial officer. Such financial statement may be in the form required by any other franchisor of Dealer.

      (c) Dealer shall provide to the Company by the 15th day of each month, in a format prescribed by the Company, a complete and accurate financial and operating statement covering activities in the preceding month and calendar year to date in connection with Motor car sales, service and parts.

      (d) Within sixty (60) days after the close of Dealer's fiscal year, Dealer shall provide to the Company a complete financial statement, certified as accurate by Dealer's regularly employed accountants.

      (e) Dealer will, at the time of executing and delivering this Agreement, provide to the Company copies of (i) its certificate of incorporation, with its by-laws and shareholder agreement, if any; (ii) a certificate from the Secretary of State or other appropriate governmental authority that it is in good standing in the jurisdiction in which it is incorporated or otherwise constituted; and (iii) any license or permit which Dealer is required to obtain and maintain in the state, county, and city in which Dealer is doing business. Dealer will provide to the Company copies of all renewals of such licenses and permits.

      (f) Dealer will promptly report to the Company any change in its corporate name or trading style and any change in its articles of incorporation, by-laws or similar documents which could affect the relationship between the parties created by this Agreement and the course of dealings contemplated by it.

6.    THE   COMPANY'S   RIGHT  OF   REJECTION  OR   MODIFICATION   OF  ORDERS;
      ALLOCATIONS; LIMITATION OF LIABILITY.

      (a) The Company will give careful consideration to each Product order received from Dealer, but the Company shall have the unqualified right to accept or reject each order as received, or to reduce the quantities of any particular model or type which may be ordered by Dealer.

      (b) The decision of the Company as to the allocation of Products among the Company's dealers shall be final and binding upon Dealer, who shall have no claim of any kind against the Company for its failure to fill orders previously received or accepted by the Company.

      (c) In no event will the Company be deemed to have assumed any obligation except to fill orders as quickly as practicable in accordance with the foregoing principles, and Dealer expressly agrees that neither the Company nor Manufacturer shall be liable for any direct or consequential loss or damage caused by the failure or inability of either of them, whether or not the same shall have been caused by any act or omission of the Company, Manufacturer, or any other person, to make delivery of any Products to Dealer, Dealer's sole remedy being to cancel the purchase and to recover the deposit in respect of Products so delayed or remaining undelivered for more than six months after the agreed delivery date. In the event, however, that any delivery is delayed by a strike, lock-out or by an act of God or by some other cause beyond the Company's and Manufacturer's control, the Company shall have the option to extend the time for the delivery for the period of delay so caused.

      (d) Neither the Company nor Manufacturer shall be required to continue to make available for sale any particular lines or models of Motor cars, or parts, assemblies and accessories therefor.

      (e) All orders placed by Dealer and all sales to it shall be subject to the provisions of this Agreement, and any provision of any order placed by Dealer which is inconsistent herewith shall be null and void unless specific reference is made to such inconsistent provision in such order and unless such inconsistent provision is accepted by a duly authorized officer of the Company in writing.

7.    CHANGE OF SPECIFICATION; ALTERATION OF PRODUCTS.

      (a) The Company or Manufacturer may at any time without notice make changes in the design or materials of Products. The Company shall not be liable to Dealer on account of any such changes; nor shall the Company be required to install the same on Products previously purchased by Dealer. Models of Products may be discontinued at any time, and the Company shall not be liable to Dealer on account of such changes.

      (b) Dealer shall not alter any Products, whether new or used, or do anything which will in any way tend to infringe, impeach or lessen the validity of the patents or trademarks under which the Products may be made or sold or which will in any way tend to impair the reputation of the Company or Manufacturer. Dealer shall not do anything which will impair or terminate the applicability of the Company's Warranty to any Products.

8.    SALES RESPONSIBILITIES.

      (a) Dealer shall establish and maintain suitable facilities for the sale of Motor cars and assemblies, parts and accessories therefor. Dealer shall use its best efforts to promote the sale of Motor cars. Dealer shall operate a suitable showroom to house, protect and exhibit Motor cars and accessories to best advantage.

      (b) Dealer shall employ qualified sales and other personnel in numbers sufficient to handle the sale of Motor cars and accessories. The number of personnel required shall be determined by the Company based on an analysis of market potential in Dealer's sales territory. If the Company or Manufacturer shall from time to time conduct sales training schools, Dealer, at its own expense, shall send all sales personnel to such schools for training in the proper sale and representation of Motor cars and other Products.

      (c) Dealer agrees to fulfill its obligations as set forth in the Sales Goal Letter sent to Dealer from time to time, including but not limited to the maintenance of an adequate inventory of new Motor cars. Notwithstanding the existence or terms of a Sales Goal letter, Dealer shall maintain a minimum new car inventory of one Rolls-Royce and one Bentley Motor car.

      (d) Dealer will not conduct any aspect of its business of the sale of Products at any location other than that referred to in Paragraph (l) of this Agreement without the prior written consent of the Company.

      (e) The Company shall have the right from time to time to inspect Dealer's premises and its records and accounts with respect to the sale of Products, and to make recommendations and set standards concerning the methods of displaying and selling Products. Dealer shall give careful consideration to such recommendations and shall take such recommended steps for the improvement of its sales facilities and performance and to conform them to the standards established by the Company.

9.    SERVICE RESPONSIBILITIES.

      (a) Dealer shall establish and maintain suitable facilities for the service and repair of Motor cars. Dealer shall provide effective service at reasonable rates according to Dealer's market area to any owner of a Motor car who may request it, without regard to the age of the Motor car, the source of purchase or the place where the Motor car is customarily based. Dealer agrees to provide service performance satisfactory to the Company.

      (b) Dealer shall employ qualified mechanics and other service personnel to render prompt and effective service for Motor cars. If the Company or Manufacturer shall from time to time conduct training schools, Dealer, at its own expense, shall send all mechanics and other service employees to such schools for training in the service of Motor cars.

      (c) Dealer will not conduct any aspect of its business of servicing Motor cars at any location other than that referred to in Paragraph (l) of this Agreement without the prior written consent of the Company.

      (d) Dealer shall comply with all service-related policies and procedures issued by the Company. Dealer shall promptly investigate and handle any complaint which may be assigned to Dealer by the Company for investigation and handling, and shall supply service as may be reasonably required in the circumstances.

      (e) Dealer acknowledges and understands that pursuant to the requirements of federal law, the Company or Manufacturer may from time to time recall Products for correction. Dealer shall promptly comply with the Company's instructions for modification or alteration of any Products in connection with any such recall, including, without limitation, Products theretofore sold by Dealer or by any other of the Company's dealers, and shall not sell or deliver any Product covered by any such instructions until the required modifications or alterations shall have been properly accomplished. Dealer shall indemnify and hold harmless the Company and Manufacturer from any liability, loss or expense, including reasonable attorneys' fees, which either shall suffer by reason of the failure by Dealer to comply with the provisions hereof.

      (f) Dealer will, in the conduct of its operations, comply with all applicable federal, state and local laws, rules and regulations including, without limitation, those relating to the Company's Warranty, the manner of rendering maintenance and repair service, environmental compliance, automobile safety, anti-air pollution and disclosure of information, including warranty information, to retail customers and the use, if any, of Dealer's name, marks or logos on the Products. Dealer agrees that it will not use its own or any third party's name, marks, or logos on the Products in any way without the Company's prior authorization and approval. The Company shall provide to Dealer, and Dealer to the Company, such information and assistance as may reasonably be requested by the other in connection with compliance with such federal, state and local laws, rules and regulations. Dealer shall purchase from the Company such special tools and equipment as in the Company's judgment are required to effect such compliance.

      (g) Dealer acknowledges and understands that pursuant to the laws of the states, a presumption may arise that a consumer is entitled to a purchase price refund or replacement vehicle when multiple warranty repairs are unsuccessful or when the vehicle's cumulative time out of service for warranty repairs exceeds a stated amount. Dealer acknowledges and understands, therefore, the importance of compliance with the provisions of Sections 9(a), 9(b), 9(d), 9(f), 10(a) and 11. Dealer shall keep accurate service records for each Motor car. Dealer shall immediately notify its Zone Service Manager of the chassis number and owner of a Motor car covered by the Company's Warranty which has been (i) delivered to Dealer for the second time for the repair of the same or a related nonconformity or (ii) out of service for repairs at Dealer's repair facility for a total of ten (10) or more days. Dealer shall confirm such notice in writing to the Company within three (3) days of the event triggering such notice. Dealer shall indemnify and hold harmless the Company and Manufacturer from any liability, loss or expense, including reasonable attorney's fees, which it shall suffer by reason of any failure by Dealer to properly or promptly perform warranty service or to comply with policies and procedures established by the Company from time to time with respect to warranties or the submission of warranty information.

      (h) The Company shall have the right from time to time to inspect Dealer's premises and its records and accounts with respect to the service of Products, and to make recommendations and set standards concerning the maintenance and operation thereof. Dealer shall give careful consideration to such recommendations and shall take such recommended steps as may be necessary for the improvement of its service facilities and activities and to conform them to the standards established by the Company.

      (i) Dealer acknowledges and understands that the Company may establish Approved Coachwork Repair facilities (individually "ACR" and collectively "ACRs") for the limited purpose of providing quality coachwork for owners of Motor cars. Dealer acknowledges and understands that the Company may appoint ACRs who are not authorized dealers as well as ACRs who are authorized dealers. ACRs may be appointed within Dealer's sales territory as defined in this Agreement. The appointment of Dealer as an ACR, or the termination of Dealer as an ACR, does not affect the terms and conditions of this Agreement or the rights and obligations of the Company and Dealer under this Agreement. The ACR agreement is not a Dealer Agreement and is separate and distinct from, and not a part of, this Agreement.

10.   PARTS RESPONSIBILITIES.

      (a) Dealer shall purchase an initial stock of parts, service tools and equipment required by the Company. The initial stock of parts, service tools and equipment shall be charged to Dealer's parts account. Dealer shall maintain a stock of spare parts, tools, equipment, assemblies and accessories as required by the Company for the repair and maintenance of Motor cars and for sale to individuals and service and repair centers. Dealer shall purchase new model parts kits, service tools and equipment as required by the Company. New model parts kits, service tools and equipment shall be charged to Dealer's parts account. While it is not expected that Dealer will maintain a stock from which every possible order can be filled, Dealer nevertheless recognizes and agrees that the maintenance of an adequate inventory is essential to successful representation of the Company.

      (b) Dealer shall purchase and maintain current catalogs, literature, price lists and technical manuals as required by the Company in order properly to administer Dealer's parts department. All such catalogs, literature, price lists and technical manuals shall be charged to Dealer's parts account. Dealer acknowledges and agrees to maintain the confidentiality of information concerning pricing and inventory communicated by the Company, its representatives and contractors, whether through the Dealer Communication Network or otherwise.

      (c) Dealer will not offer for sale, or use in the repair of any Motor car, as a genuine Rolls-Royce or Bentley spare part, assembly or accessory, any such Product that has not in fact been approved as to type and specification by the Company.

11.   COMPANY'S WARRANTY.

      (a) The Company's Warranty applicable to new Motor cars shall be prominently displayed in Dealer's premises and shall be incorporated as a condition of each Motor car sale made by Dealer. No order shall be accepted by Dealer without calling the attention of the purchaser to the provisions of the Company's Warranty. Dealer shall require each buyer of a new Motor car to sign an Owner Identification Card attesting that buyer has read the provisions of the Company's Warranty. Dealer shall promptly forward the signed Owner Identification Card to the Company. Dealer is familiar with and accepts the Company's Warranty in effect at the time of this Agreement. THE COMPANY'S EXPRESS WARRANTY SHALL EXCLUDE THE IMPLICATION OF ALL OTHER WARRANTIES (INCLUDING THE DURATION OF IMPLIED WARRANTIES AS EXPRESSED THEREIN), LIABILITIES, CONDITIONS OR OBLIGATIONS WHETHER OR NOT ARISING FROM THE NEGLIGENCE, BREACH OF CONTRACT OR OTHER DEFAULT OF THE COMPANY OR OF MANUFACTURER OR ANY OF THEM OR OF THE AGENTS, SERVANTS OR EMPLOYEES OF ANY OF THEM, ALL OF WHOM DEALER HEREBY RELEASES IN EXCHANGE FOR THE COMPANY'S WARRANTY. The Company will notify Dealer in writing of any change in the provisions of the Company's Warranty to be issued in the future, but no such change shall be effective as to deliveries made to Dealer, or to any ultimate purchaser, respectively, prior to the receipt of such notice in writing by Dealer. Acceptance by Dealer of delivery of any Motor car covered by the Company's Warranty after receipt of such notice shall be deemed acceptance by Dealer of the Company's Warranty as changed.

      (b) Dealer shall expeditiously perform effective service at reasonable rates according to Dealer's market area to correct any defect covered by the Company's Warranty. The Company will provide Dealer with spare parts, assemblies and accessories necessary for such repairs under the terms of such warranty, and Dealer, recognizing that it is acting on behalf of the Company in the fulfillment of the Company's Warranty, agrees that it will use only such Company-provided spare parts, assemblies and accessories in the performance of warranty service. Dealer will pay for such spare parts, assemblies and accessories and will receive credit for the same from the Company. Dealer shall also perform such work as is specified in recommended maintenance programs and procedures promulgated from time to time. The allowance of the Company's warranty claim submitted by Dealer, or the making of any policy payment, shall in no event be deemed to be a waiver of any provision of the Company's Warranty or of this Agreement, nor shall any such allowance or payment be deemed to create an agreement on the part of the Company to allow a similar claim or to make a similar payment in the future.

      (c) The Company shall have the right, from time to time and at any time during normal business hours, to inspect Dealer's books and records relating to all claims made by a consumer or by Dealer under the Company's Warranty. If, for any reason, Dealer refuses to allow the Company to inspect Dealer's books and records relating to Warranty claims, or if Dealer is unable to substantiate claims made by a consumer or by Dealer under the Company's Warranty, the Company reserves the right to charge back to Dealer any payments or credits received by Dealer pursuant to the Company's Warranty for such claims.

      (d) Upon delivery of each Motor car, Dealer agrees to supply to the Company full information as to the chassis number of the Motor car, the date of delivery of the Motor car to the buyer and the name and address of the buyer.

      (e) The term of the Company's Warranty for each new Motor car sold to Dealer shall begin to run upon the earlier of either the first retail sale of such Motor car by Dealer or the passage of two years from the date of the Company's sale of such Motor car to Dealer. The Company shall establish a warranty policy for demonstrators and trials cars, which policy may be amended by the Company from time to time.

      (f) The benefit of the Company's Warranty, by its terms, will not be available to the owner of a Motor car sold or used for commercial service or hire. If a Motor car is so used or if its buyer evidences an intention so to use it, Dealer shall promptly inform the Company in writing of such fact (in advance of delivery, whenever possible), and the Company shall thereafter issue, or condition its approval of the sale upon the issuance and acceptance of, a warranty from the Company with respect to said Motor car in such form and subject to such limitations as may be deemed appropriate to such commercial service or hire.

      (g) Dealer agrees to acknowledge, investigate and handle all complaints from customers in a manner which will enhance the good will of the Company, Manufacturer and the Products. Dealer agrees to participate in and cooperate with such consumer dispute resolution procedures as the Company may designate from time to time.

      (h) The Company may from time to time offer or authorize others to offer certain warranties or service contracts applicable to previously-owned Motor cars. Dealer agrees to participate in the operation of such programs.

12.   MUTUAL INDEMNIFICATION.

      (a)(i) Subject to the provisions of this Section 12, the Company shall defend and hold Dealer harmless against any judgment which may be rendered against Dealer, including assessed costs and reasonable attorneys' fees, resulting from complaints (exclusive of claims alleging or founded upon breach of express or implied warranty, as to which Dealer's remedies as provided in
Section 11 shall be exclusive) seeking monetary damages filed against Dealer concerning:

            (A) alleged bodily injury or property damage (including damage to Products themselves) claimed to have been caused by an alleged defect in the design, manufacture or assembly of Products (except alleged defects in the design or manufacture of tires), provided, however, that any claimed defect in manufacture or assembly was not such as should have been detected by Dealer in a reasonable inspection of Products, whether in the performance of the pre-delivery inspection or otherwise;

            (B) alleged failure of Products to conform, because of changes in standard equipment or material component parts, to the description set forth in advertisements or product brochures made available to Dealer by the Company and allegedly relied on by the first retail customer, unless Dealer received written notice of such changes from the Company prior to the date of delivery of affected Products to such customer; or

            (C) any alleged substantial Product damage repaired by the Company (excluding paint damage and removal and replacement of the damaged part or component with a like part or component) prior to the time the Product is delivered to Dealer's designated location, unless the Company has notified Dealer in writing of such damage and repair prior to the date of delivery of affected Products to the first retail customer.

      (ii) In the event that any complaint containing allegations as set forth in (A) through (C) above is filed naming Dealer as a defendant, the Company will, following receipt of notice as provided in Subsection (c) of this
Section 12, undertake at its sole expense the defense of the complaint on behalf of Dealer. The Company is specifically authorized by Dealer to settle or to continue to defend any such complaint filed against Dealer, provided that the Company shall be solely liable for the payment of the amount of any settlement which it effects.

      (iii) Should the Company for any reason refuse to undertake the defense on behalf of Dealer when it is obligated to do so under this Section 12, Dealer may conduct its own defense and the Company's liability shall be limited to judgments, assessed costs and reasonable attorneys' fees paid by Dealer.

      (iv) The Company shall have the right to decline to accept such defense or, after accepting the defense but prior to trial, to tender the defense back to Dealer, and Dealer shall accept such tender, if the Company reasonably concludes that the allegations being pursued are no longer those set forth in
(A) through (C) above.

      (b)(i) Subject to the provisions of this Section 12, Dealer shall indemnify and hold the Company and Manufacturer harmless against any judgment which may be rendered against the Company or Manufacturer, plus reasonable attorneys' fees, resulting from complaints seeking monetary damages filed against the Company or Manufacturer, concerning:

            (A) Dealer's alleged failure to perform, or negligent performance of, the service obligations assumed by it pursuant to this Agreement, or any maintenance or repair service on Products or such other motor vehicles as may be sold or serviced by Dealer;

            (B) Dealer's alleged breach of contract between Dealer and Dealer's customer, provided, however, that the breach was not caused by any act or omission on the part of the Company concerning which the Company unreasonably failed to notify Dealer prior to the date of Dealer's entering into the contract with its customer; or

            (C) Dealer's alleged misleading statements, misrepresentations, or unfair or deceptive acts or practices, whether through advertisements or otherwise, affecting any customer of Dealer, provided, however, that the statements, representations or advertisements are not based on information or material produced or supplied by the Company and not subsequently superseded or withdrawn by written notice from the Company to Dealer.

      (ii) In the event that any complaint containing allegations as set forth in (A) through (C) above is filed naming the Company or Manufacturer as a defendant, Dealer will, following receipt of notice as provided in Subsection
(c) of this Section 12, undertake at its sole expense the defense of the complaint on behalf of the Company. Dealer is specifically authorized by the Company to settle or to continue to defend any such complaint filed against the Company, provided that Dealer shall be solely liable for the payment of the amount of any settlement which it effects.

      (iii) Should Dealer for any reason refuse to undertake the defense on behalf of the Company when it is obligated to do so under this Section 12, the Company may conduct its own defense and Dealer's liability shall be limited to judgments, assessed costs and reasonable attorneys' fees paid by the Company.

      (iv) Dealer shall have the right to decline to accept such defense or, after accepting the defense but prior to trial, to tender the defense back to the Company, and the Company shall accept such tender, if Dealer reasonably concludes that the allegations being pursued are no longer those set forth in
(A) through (C) above.

      (c)(i) Whenever a complaint is filed against either the Company or Dealer or both of them, each shall, within fifteen (15) days after service of the complaint, notify the other in writing, as provided in Section 22, of any request to assume its defense and to indemnify it, and shall provide at that time copies of any pleadings which have been served to date, together with all information then available regarding the circumstances giving rise to the complaint. In the event this provision is for any reason not complied with, Subsections (a) and (b) of this
Section 12 shall not apply for purposes of that complaint.

            (ii) The request to assume the defense and to indemnify shall be accepted or rejected by the party to which it is made within one month following its receipt. Prior to receipt of a response to its request, each party agrees to take all reasonable steps to ensure that the defense to the complaint is in no way prejudiced, whether by action or inaction. If the request is accepted, the party which made the request shall cooperate fully in the defense of the complaint in such manner and to such extent as the party assuming the defense may reasonably require, provided, however, that Subsections (a) and (b) of this Section 12 shall be applicable commencing with the date on which the request is accepted, and any expenses or other obligations incurred prior to such acceptance by the party which made the request shall be borne solely by such party.

      (d) Whenever a complaint alleges liability on the part of both the Company (on the bases set forth in Subsection (a) of this Section 12) and Dealer (on the bases set forth in Subsection (b) of this Section 12), each party shall be responsible for its own defense, including costs and attorneys' fees, unless one party offers to undertake the total defense and the other party agrees thereto in writing. The Company or Dealer responsibility for its own defense pursuant to this Subsection (d), or pursuant to any other circumstances not within the scope of this Section 12, shall in no way affect whatever legal rights either may have to indemnification or contribution.

13.   MARKETING, ADVERTISING AND PROMOTION.

      (a) The decision as to the best method of advertising and promoting Products for resale in the United States shall at all times rest with the Company. Dealer will not advertise or trade in Products for resale in such a manner as to prejudice the sale thereof, and will immediately withdraw any advertisement, or cease any method of trading, on being notified by the Company that it considers the same objectionable. The Company may require Dealer to submit advertisements to the Company for approval prior to publication, which approval shall not be unreasonably withheld.

      (b) Dealer shall at all times use its best efforts to bring Products to the favorable notice of the public. Subject to applicable governmental ordinances, regulations and statutes, Dealer agrees to erect and maintain at Dealer's location, entirely at Dealer's expense, standard authorized product and service signs of types recommended by the Company, as well as such other authorized signs as are necessary to advertise Dealer's operations effectively. Dealer shall announce upon its stationery, circulars, invoices and other promotional materials that it is an authorized dealer of Motor cars. Any use by Dealer in such connection of the Trademarks shall be accompanied by a prominent notation in form satisfactory to the Company that the Trademarks are registered in the United States Patent and Trademark Office.

      (c) Dealer shall not, without the Company's prior written consent, permit Products to be photographed or otherwise utilized by third parties to advertise or promote other products, services, activities or events of any kind.

      (d) Dealer shall purchase the Company's annual marketing package and any other additional marketing materials required by the Company from time to time. The annual marketing package and additional marketing materials shall be charged to Dealer's parts account.

      (e) Dealer shall contribute to the Company's cooperative Advertising Partnership, which shall be used to promote the sale of Products. The Company shall have discretion as to the manner in which contributions are utilized in advertising.

14.   RELATIONSHIP OF THE PARTIES AND MANUFACTURER.

      Neither Dealer nor any of its officers, agents or employees is authorized to bind the Company or Manufacturer or to transact business for the account of either of them in any way whatsoever. This Agreement shall not be deemed to create any agency on the part of Dealer, or a joint venture between the parties. Manufacturer shall not be deemed to have assumed any liability or obligation to Dealer hereunder. Dealer acknowledges and agrees that the Company does not, directly or indirectly, require or accept any fee or charge for the right to enter into or conduct business under this Agreement or for the right to sell, resell or distribute Products; Dealer further acknowledges and agrees that payments by Dealer to the Company for Products or otherwise as provided in this Agreement do not constitute such a fee or charge.

15.   EXHIBITS AND TRIALS.

      Dealer will not exhibit or assist in exhibiting any Motor cars at any exhibition, or take part or assist in or support any competition or competitive or other trial (except by a customer) of or relating to Motor cars, or publish or cause or assist to be published any advertisement or description of the result of any trial, competition or individual performance of Motor cars, without the prior written approval of the Company.

16.   TERMINATION OF AGREEMENT.

      (a) Upon not less than sixty (60) days notice in writing, Dealer at its option may terminate this Agreement.

      (b) Upon notice to Dealer, this Agreement may be terminated by the Company in any of the following circumstances:

            (1) If Dealer becomes insolvent; or if Dealer is unable to pay its debts as they become due; or if Dealer or any person owning or holding, beneficially or otherwise, a majority or controlling interest in Dealer, commences proceedings under any federal or state law for the relief of debtors; or if a receiver or trustee is appointed for Dealer, or if Dealer makes an assignment for the benefit of creditors; or if Products are subjected to execution or other judicial process.

            (2) If any change takes place in the identity of the persons who participate in the ownership, or the persons who have authority and responsibility for the management, of Dealer, or Dealer otherwise commits a breach of Section 2(b) of this Agreement.

            (3) If Dealer or any of Dealer's employees, representatives or agents provides false information to the Company, whether in connection with the requirement of Section 5 of this Agreement or otherwise.

            (4) If Dealer or stockholders, directors, officers or employees thereof shall be convicted in any court of a violation of law, or shall plead nolo contendere or the equivalent to any criminal charge or shall be found liable in a civil action under circumstances tending, in the Company's reasonable opinion, adversely to affect the operation of the business of Dealer or the good will or reputation of the Company, Manufacturer or Products or the operation of the business of the Company.

            (5) If there is a material change unacceptable to the Company in the premises occupied by Dealer.

            (6) If Dealer shall fail to function as a going concern or to conduct its operations in the normal course of business.

            (7) If Dealer shall be guilty of a material breach of its obligations under this Agreement or if Dealer shall conduct its business in a manner which in the reasonable opinion of the Company will result in material harm to the business of the Company or the business of Manufacturer or if Dealer shall fail for any legal reason to be duly qualified to act as a dealer hereunder, but in any of the circumstances mentioned in this Subsection (7) the right of cancellation may not be exercised unless the Company shall have first notified Dealer of the claimed breach, conduct or failure and Dealer shall have failed within ten (10) days thereafter to cure such breach, conduct or failure or, if a longer time under the circumstances is necessary, to initiate the correction thereof and to prosecute such correction with diligence to completion.

            (8) If the Company shall cease to be an importer of Products.

            (9) If the Company determines to terminate this form of Dealer Agreement and to offer dealers a new or amended form of Dealer Agreement.

            (10) If any other reason or circumstance exists which constitutes cause for termination under applicable federal or state laws.

            (11) (i) If any principal participant in the ownership of Dealer (a "principal owner") dies or becomes incapacitated; provided, however, that the Company will offer an interim agreement of one year's duration to any person nominated in writing and accepted by the Company to succeed to such ownership interest in Dealer in the event a principal owner dies or becomes incapacitated. Such nomination must list all persons who have authority and responsibility for the management of Dealer's business, must be executed by all persons holding ownership interests in Dealer, must be notarized, and must be received and accepted by the Company prior to such death or incapacity. Acceptance by the Company shall be in its discretion. A principal owner may cancel an accepted nomination by notarized written notice to the Company, provided notice is received by the Company before the principal owner's death or incapacity. The Company may not cancel an accepted nomination unless a change in the circumstances of the successor nominee, in the opinion of the Company, disqualifies such successor nominee and the Company so notifies Dealer. A superseding nomination may then be made by the principal owner affected for acceptance by the Company.

            (ii) In the event no person is nominated and accepted to succeed to a principal owner's ownership interest, and if such interest passes directly to a surviving spouse or children, and if the remaining owners and management of Dealer can, in the Company's opinion, comply with the requirements of this Agreement, the Company will consent to the retention by such spouse or children of a non-management interest in the franchise subject, however, to any rights of the remaining owners and management to buy out the spouse's or children's interest in accordance with any agreement made by them.

            (iii) The interim agreement to be offered under this Subsection 11 is not renewable; however, the Company may, in its discretion, extend the term thereof in order to facilitate the purchase by others of the former principal owner's interest in Dealer. At the end of any interim agreement, the Company will offer its standard Dealer Agreement to the then-current principal owners, provided that such persons in all respects meet the requirements for appointment as a Rolls-Royce and Bentley dealer.

      (c) Neither the Company nor Manufacturer shall, by reason of any termination, however occasioned, or by reason of non-renewal of Dealer's appointment, be liable to Dealer for compensation, reimbursement or damages or on account of the loss of prospective profits on anticipated sales or on account of expenditures, investments, leases or commitments in connection with Dealer's business or good will, or on any other account.

17.   EFFECT OF TERMINATION OR EXPIRATION.

      Upon the date on which termination of this Agreement becomes effective, or at the end of the term of this Agreement (unless it is immediately succeeded by a new written agreement between the parties):

      (a) Dealer shall forthwith cease all use of any of the Trademarks and return to the Company all parts books, service manuals, signs illustrating Products or bearing any of the Trademarks and all other items supplied by the Company. Dealer shall transfer to the Company or to its nominees all its orders for Products and deposits received from customers, provided Dealer shall be entitled to receive a commission in respect of any outstanding orders for specific retail customers previously accepted by the Company.

      (b) The Company shall have the option to reacquire from Dealer each unused, undamaged and unsold Motor car in Dealer's stock, at a price to be determined by the Company. The Company shall likewise have the option of purchasing other Products in Dealer's possession and any signs, brochures or other promotional materials which were purchased from the Company, at their original cost to Dealer, less a reasonable discount for use, damage or deterioration; provided, however, that if Dealer shall cease to be a Dealer for any reason other than termination of this Agreement by Dealer, then the Company shall purchase and reacquire unused, undamaged and unsold parts and accessories listed in the price list current at that time at a price equal to Dealer net price less stock discount and a 15% handling charge.

      (c) Dealer will promptly remove at its own expense all signs bearing any of the Trademarks and will destroy all letterheads, stationery and other forms used by Dealer bearing any of the Trademarks. Dealer will forthwith discontinue representing itself to be an authorized dealer in any way.

      Dealer further agrees to take all steps necessary to change as soon as possible its telephone directory listings and advertisements to eliminate any reference to the Trademarks. Dealer agrees that as a result of any continued unauthorized representation that Dealer is an authorized dealer in Products the Company would suffer damage in an amount difficult or impossible to ascertain. Accordingly, Dealer agrees to pay the Company, as liquidated damages and not as a penalty, $500 for the breach of its obligations under this Subsection (c) for each day that such breach continues and the costs, including reasonable attorneys' fees, that the Company may incur in enforcing compliance with this Subsection. The right of the Company to such liquidated damages and costs is in addition to all other rights and remedies which the Company may elect to invoke including, but expressly not limited to, injunction and specific performance.

      (d) Dealer shall turn over to the Company, free of charge, all of its sales records, service records and customer lists and other records and data relating to the sales and service of Motor cars.

      (e) Dealer shall return to the Company all data processing equipment (including but not limited to terminals, keyboards and printers) provided to Dealer by the Company, which equipment remains the property of the Company.

      (f) The acceptance of any order from, or the sale of any Products to, Dealer after the termination or expiration of this Agreement shall not be construed as a renewal or extension thereof nor as a waiver of termination, but in the absence of a new written agreement signed by both parties, each such transaction shall be considered to be undertaken pursuant to a contract at will and shall otherwise be governed by provisions identical to the relevant provisions of this Agreement.

      (g) Dealer warrants and represents to the Company that all property returned by Dealer to the Company pursuant to this Section 17 will be free and clear of all liens, encumbrances and security interests. Dealer agrees to indemnify the Company and hold it harmless from all liability, loss and damage, including reasonable attorneys' fees, arising out of or resulting from any breach of the foregoing representation and warranty.

18.   TRADEMARKS, TRADE NAMES AND SERVICE MARKS.

      Dealer recognizes that the Trademarks have become, by reason of the excellence of the products and service they identify and their continued use in commerce over a period of many decades, universally recognized symbols of quality and are of unique and exceptional value. Dealer further recognizes and acknowledges that the continuity of its operation as a financially sound and viable business organization, able to meet its obligations as they become due and without any resort to remedies for the benefit of debtors, is essential to the protection and preservation of its reputation and the Company's reputation and the integrity of the Trademarks. Accordingly, the parties have agreed as follows:

      (a) Dealer acknowledges that the Company and Manufacturer have the exclusive ownership of or exclusive right to use the Trademarks in the distribution and sale of Products and related services and that the Trademarks are valid. Dealer will never contest such ownership and right or the validity of any of the Trademarks. Dealer further agrees that it will never attempt to register any tradename, trademark or service mark which consists of, incorporates, includes, or is a colorable imitation of any of the Trademarks, and if Dealer does so in breach of this Agreement, Dealer does so in constructive trust for the Company and Manufacturer of their designee.

      (b) Dealer is hereby granted a non-exclusive right and license to use the Trademarks in connection with the conduct of its business under this Agreement, but only in such connection. The term of such right and license shall terminate when this Agreement shall terminate, however such termination might be occasioned.

      (c) Dealer will not use any of the Trademarks as a part of its corporate style or tradename without the prior written consent of the Company, which consent the Company may deny or may grant on such terms and conditions as the Company may from time to time prescribe and which the Company may withdraw at any time, all in the absolute discretion of the Company.

      (d) Any particular use of any of the Trademarks by Dealer will be discontinued immediately if, in the sole judgment of the Company, such use is inconsistent with the reputation and standing of the Company or Manufacturer or with the Company's business, advertising or public relations policies.

      (e) Dealer shall not produce, sell or distribute any items bearing the Trademarks except items Dealer purchases from the Company.

      (f) Dealer will promptly report to the Company any use of the Trademarks by any person, firm or corporation, in connection with the distribution of Products or otherwise, which comes to the attention of Dealer and which Dealer has reason to believe is unauthorized, and Dealer will comply with reasonable requests by the Company for cooperation in connection with the investigation of or legal action to prevent unauthorized uses. Dealer understands and agrees that only the Company or the owners of the Trademarks in their sole discretion may initiate legal action involving the Trademarks and that Dealer may not initiate any legal action which directly or indirectly involves the Trademarks.

19.   SEPARABILITY.

      Should any provision of this Agreement be unenforceable or prohibited by any applicable law, this Agreement shall be considered divisible as to such provision, which shall be inoperative, but the remainder of this Agreement shall be valid and binding as though such provision were not included herein.

20.   ASSIGNMENT.

      Neither party may assign this Agreement, or any of its interests herein, without the written consent of the other party, except that the Company may assign this Agreement without such consent to any person, firm or corporation succeeding to its business and also to any subsidiary or affiliated company of the Company. Any assignment in violation of this Section shall be void.

21.   ENTIRE AGREEMENT.

      Dealer agrees that it has not relied on any representations, warranties or promises not contained herein, that no oral statement has been made to it that in any way tends to change or modify any of the terms of this Agreement, that there is no oral agreement or understanding between the parties affecting this Agreement or relating to the subject matter hereof, that this Agreement sets forth the entire understanding of the parties, and that there are not agreements or understandings between the parties except as set forth herein. No provision of this Agreement may be altered, amended or terminated except by an instrument in writing signed by an executive officer of Dealer and of the Company.

22.   NOTICE.

      Any notice under this Agreement shall be in writing and shall be sent by certified mail, postage prepaid, telegram facsimile or mailgram to the addresses set forth at the head of this Agreement or such other addresses as may be designated in writing by like notice from time to time. All notices required to be sent by Dealer to the Company under this Agreement shall be addressed to the attention of the legal department.

23.   NO IMPLIED WAIVERS.

      Any failure of either party to this Agreement to require performance by the other party of any provision herein shall in no way affect the right of such party to require such performance at any time thereafter, nor shall any waiver by either party of a breach of any provision herein constitute a waiver of any succeeding breach of the same or any other provision, nor constitute a waiver of the provision itself.

24.   GOVERNING LAW.

      This Agreement shall be interpreted and enforced in accordance with the law of the State of New York applicable to agreements executed and wholly to be performed in such state. If any provision herein contravenes the valid laws or regulations of any state or other jurisdiction wherein this Agreement is to be performed, or denies access to the procedures, forums, or remedies provided by for such laws or regulations, such provision shall be deemed to be modified to conform to such laws or regulations, and all other terms and provisions shall remain in full force and effect.

                                                                   EXHIBIT "B"

                         ROLLS-ROYCE MOTORS CARS INC.

                DEALERSHIP STRUCTURE, MANAGEMENT AND OWNERSHIP

STRUCTURE

Dealership Name:    SCOTTSDALE AUDIT, LTD.
                ---------------------------------------------------------------

Type (corporation, partnership,
        sole proprietorship):   corporation
                             --------------------------------------------------

Parent and subsidiary corporations:   United Auto Group
                                   --------------------------------------------

MANAGEMENT

      General Manager:         George W. Brochick
                      ---------------------------------------------------------

      General Sales Manager:   Jon Wiggins
                            ---------------------------------------------------

      Sales Manager:           Wayne Zingsheim
                    -----------------------------------------------------------

      Service Manager:         James Baumer
                      ---------------------------------------------------------

      Parts Manager:           Doug Payne
                    -----------------------------------------------------------

      Other:
            -------------------------------------------------------------------

            -------------------------------------------------------------------


OWNERSHIP

List all partners/shareholders with 5% or greater holdings:

1) Name:  United Auto Group
        -----------------------------------------------------------------------

    Address: 375 Park Avenue, 22nd Floor, New York, NY  10152
            -------------------------------------------------------------------

    Type (individual, corporation,
         partnership, other):   corporation
                             --------------------------------------------------

2) Name:
        -----------------------------------------------------------------------

    Address:
            -------------------------------------------------------------------

    Type (individual, corporation,
         partnership, other):
                             --------------------------------------------------

3) Name:
        -----------------------------------------------------------------------

   Address:
           --------------------------------------------------------------------

    Type (individual, corporation,
         partnership, other):
                             --------------------------------------------------

4) Name:
        -----------------------------------------------------------------------

    Address:
            -------------------------------------------------------------------

    Type (individual, corporation,
         partnership, other):
                             --------------------------------------------------

5) Name:
        -----------------------------------------------------------------------

    Address:
            -------------------------------------------------------------------

    Type (individual, corporation,
         partnership, other):
                             --------------------------------------------------

6) Name:
        -----------------------------------------------------------------------

    Address:
            -------------------------------------------------------------------

    Type (individual, corporation,
         partnership, other):
                             --------------------------------------------------